PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	August 3,	July 28,
	2014	2013
Cash flows from operating activities:
Net income	$25,336	$14,665
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on acquisition	(16,372)	-
Depreciation and amortization	58,412	55,081
Changes in assets and liabilities and other	(5,538)	(2,192)

Net cash provided by operating activities	61,838	67,554

Cash flows from investing activities:
Purchases of property, plant and equipment	(58,278)	(47,281)
Cash from acquisition	4,508	-
Other	(759)	(2,630)

Net cash used in investing activities	(54,529)	(49,911)

Cash flows from financing activities:
Repayments of long-term borrowings	(27,432)	(4,990)
Payment of deferred financing fees	(336)	(40)
Purchase of common stock of subsidiary	-	(31,627)
Proceeds from share-based arrangements	1,043	715
Other	(597)	-

Net cash used in financing activities	(27,322)	(35,942)

Effect of exchange rate changes on cash	736	(2,473)

Net decrease in cash and cash equivalents	(19,277)	(20,772)
Cash and cash equivalents, beginning of period	215,615	218,043

Cash and cash equivalents, end of period	$196,338	$197,271

Noncash net assets from acquisition	$110,211	$-